Exhibit 99.2
News Release
For Further Information
Media Relations: Ron Iori, (816) 854-7502 ron.iori@hrblock.com
Investor Relations: Scott Dudley, (816) 854-4505, scott.dudley@hrblock.com
H&R BLOCK ANNOUNCES PRELIMINARY RESULTS
OF SHAREHOLDER VOTE
FOR IMMEDIATE RELEASE Sept. 6, 2007
     KANSAS CITY, Mo. — H&R Block Inc. (NYSE: HRB) announced that, based on preliminary results from today’s annual shareholder meeting, Richard C. Breeden, Robert A. Gerard and L. Edward Shaw, Jr., have been elected to the company’s board of directors.
     If shareholders approve the board’s previously announced proposal to eliminate its staggered board structure, all directors will stand for re-election every year starting with the 2008 annual meeting.
     “We look forward to the commitment and experience of our new directors to help achieve our common goal of enhancing value for all H&R Block shareholders,” said Mark Ernst, chairman and CEO of H&R Block.
     The company also said that preliminary results indicate that shareholders have voted to ratify the appointment of KPMG LLP as the company’s independent accountants for the fiscal year ending April 30, 2008.
     The company noted that its audit committee is in the process of determining the impact of the election of the Breeden Partners nominees on KPMG’s independence under the rules of the Securities and Exchange Commission and the Public Company Accounting Oversight Board. The determination is expected to be made as soon as possible.
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     Finally, the company said preliminary results show the non-binding proposal made by the AFL-CIO Reserve Fund asking the board to adopt a policy that an independent director serve as chairman of the board has also passed. The board is expected to take this vote under advisement.
     The company expects final vote results will be certified by IVS Associates, Inc., the independent inspectors of election, within the next several weeks. The company will announce final results when they are available.
About H&R Block
H&R Block Inc. (NYSE: HRB) is a leading provider of tax, accounting and related financial products and services. H&R Block is the world’s largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries reported revenues of $4.0 billion and net income from continuing operations of $374.3 million in fiscal year 2007. The company has continuing operations in three principal business segments: Tax Services (income tax return preparation and related services and products via in-office, online and software solutions); Business Services (accounting, tax and business consulting services primarily for midsized companies); and Consumer Financial Services (tax-related banking services along with brokerage services, investment planning and related financial advice). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands — H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.
Forward Looking Statements
This release may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based upon the current expectations of the company, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the company’s pending sale of Option One Mortgage Corp. and uncertainty regarding its closing; the uncertainty of the impact and effect of changes in the non-prime mortgage market including changes in interest rates, loan origination volumes, levels of early payment defaults and secondary market pricing and liquidity; competitive factors; regulatory capital requirements; uncertainties pertaining to the commercial paper market; litigation; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the company’s 2007 annual report on Form 10-K and in other filings by the company with the Securities and Exchange Commission.
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